UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

Appgate, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2 Alhambra Plaza, Suite PH-1-B, Coral Gables, FL 33134
(Address of principal executive offices) (Zip Code)

(866) 524-4782
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long Term Incentive Awards

On January 1, 2022, the Board of Directors of Appgate, Inc., a Delaware corporation (“Appgate” or the “Company”), approved the grant of long-term incentive awards to Appgate’s Executive Chairman, Chief Executive Officer and Chief Financial Officer, in each case under the Appgate, Inc. 2021 Incentive Compensation Plan (the “2021 Plan”). With respect to Barry Field, Appgate’s Chief Executive Officer, and Rene A. Rodriguez, Appgate’s Chief Financial Officer, the approved long-term incentive awards include two grants of restricted stock units, each with a grant date of January 1, 2022. With respect to Manuel D. Medina, Appgate’s Executive Chairman, the approved long-term incentive awards include one grant of restricted stock units with a grant date of January 1, 2022. Upon vesting, the restricted stock units will settle in shares of Appgate’s common stock, par value $0.001 (“common stock”).

The first grant of restricted stock units (the “Special RSUs”) for Messrs. Field and Rodriguez will vest 25% on January 1, 2022 and 6.25% thereafter on the first day of each calendar quarter starting on April 1, 2022. The second grant of restricted stock units (the “Year-One RSUs”) for Messrs. Field and Rodriguez will vest 25% on January 1, 2023 and 6.25% thereafter on the first day of each calendar quarter starting on April 1, 2023. In each case, however, vesting will not be effective until the earliest to occur of (a) the listing of Appgate’s common stock on either the Nasdaq or New York Stock Exchange and (b) a Change in Control as defined in the 2021 Plan (the “Vesting Event”). Any restricted stock units that would have otherwise vested prior to the Vesting Event, but did not vest because the Vesting Event had not occurred as of such time, shall, to the extent the time vesting would have otherwise occurred as of the date of the Vesting Event, immediately be vested on the date of the Vesting Event (and the date of such Vesting Event shall be deemed the vesting date for such restricted stock units) regardless of whether Mr. Field or Rodriguez was in continuous service with Appgate as of the date of the Vesting Event.

Mr. Medina’s Special RSUs will vest 100% on January 1, 2022; provided, however, that vesting will not be effective until the earliest to occur of (a) the listing of the Company’s common stock on either the Nasdaq or New York Stock Exchange, (b) a Change in Control as defined in the 2021 Plan and (c) December 31, 2022 (the first to occur of (a), (b) or (c), the “Medina Vesting Event”). Any restricted stock units that would have otherwise become vested prior to the Medina Vesting Event, but did not vest because the Medina Vesting Event had not occurred as of such time, shall, to the extent the time vesting described above would have otherwise occurred as of the date of the Medina Vesting Event, immediately be vested on the date of the Medina Vesting Event (and the date of such Medina Vesting Event shall be deemed the vesting date for such restricted stock units) regardless of whether Mr. Medina was in continuous service with Appgate as of the date of the Medina Vesting Event.

The following table sets forth the total Special RSUs and Year-One RSUs (collectively, the “RSUs”) awarded to Messrs. Medina, Field and Rodriguez:

Name and Title	Special RSUs	Year-One RSUs
Manuel D. Medina, Executive Chairman	1,102,217	N/A
Barry Field, Chief Executive Officer	461,278	395,381
Rene A. Rodriguez, Chief Financial Officer	131,794	131,794

The foregoing summary of the 2021 Plan and the RSUs is qualified in its entirety by reference to the full text of the 2021 Plan, which was previously filed as Exhibit 10.11 to Appgate’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2021, and the full text of the form of award agreement for the RSUs, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Form of Award Agreement for Restricted Stock Units

104	Cover Page Interactive Data File

*	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2022	Appgate, Inc.

	By:	/s/ Barry Field
Barry Field
Chief Executive Officer

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